SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC   20549


                                      FORM 8-K


                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported):  June 28, 1995


                              Capital Properties, Inc.
               (Exact name of registrant as specified in its charter)


             Rhode Island                0-9380              05-0386287
          (State or other             (Commission        IRS Employee Iden-
           jurisdiction of             File Number)        tification No.)


             One Hospital Trust Plaza, Suite 920, Providence, RI  02903
          (Address of principal executive offices)              (Zip Code)


          Registrant's telephone number, including area code 401-331-0100



                                       N/A
          (Former name or former address, if changed since last report)








          Item 5.  Other Events

          On June 28, 1995, Joseph R. DiStefano resigned as President and as a director of the Registrant. On June 30, 1995, the board of directors of the Registrant elected Robert H. Eder as a director to fill the vacancy created by Mr. DiStefano's resignation and as Chairman of the Board, and further elected Barbara J. Dreyer as President of the Registrant. Copies of press releases issued by the Registrant on June 28, 1995 and June 30, 1995 from Mr. Eder, as Chairman of the Board, to the shareholders of the Company, are attached hereto as Exhibit A.

                                      SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          CAPITAL PROPERTIES, INC.


          By /s/ Barbara J. Dreyer
          Barbara J. Dreyer,
          President and Treasurer


          Date:  June 30, 1995



                                      EXHIBIT A

                            CAPITAL PROPERTIES, INC.
                            One Hospital Trust Plaza
                                  Suite 920
                        Providence, Rhode Island  02903
                             Phone (401) 331-0100


                                 PRESS RELEASE

                                 June 28, 1995

          Capital Properties, Inc. (Boston Stock Exchange-CPI) announced today that Joseph R. DiStefano has resigned as President and as a member of the board of directors of the Company. Barbara J. Dreyer, Secretary and Treasurer of the Company, said that Mr. DiStefano had resigned for personal reasons but declined to comment further. She said that a meeting of the board of directors will be held within the next several days to consider the election of a successor to Mr. DiStefano as President of the Cmpany and the filling of the vacancy created on the board of directors.

          Capital Properties, Inc. leases certain of its real estate interests in downtown Providence properties as public parking facilities, and leases its petroleum storage terminal facilities in East Providence, Rhode Island. It also leases outdoor advertising locations and boards along interstae and primary highways.




                            CAPITAL PROPERTIES, INC.
                            One Hospital Trust Plaza
                                   Suite 920
                         Providence, Rhode Island  02903
                              Phone (401) 331-0100


                                  PRESS RELEASE

                                  June 30, 1995

          Capital Properties, Inc. (Boston Stock Exchange-CPI) announced today that the board of directors has elected Barbara J. Dreyer, formerly Secretary and Treasurer and chief financial officer of the Company, as President to succeed Joseph R. DiStefano. Mr. DiStefano resigned earlier this week as President and as a director of the Company for personal reasons.

          Ms. Dreyer will retain her office of Treasurer of the Company and will continue to serve as chief financial officer.

          The Company further stated that Robert H. Eder, who with his wife, Linda Eder, owns 52% of the Company's outstanding stock, has been elected a director to fill the vacancy created by Mr. DiStefano's resignation and said that he will serve as Chairman of the Board.

          Capital Properties, Inc. leases certain of its real estate interests in downtown Providence, Rhode Island, operates other downtown Providence properties as public parking facilities, and leases its petroleum storage terminal facilities in East Providence, Rhode Island. It also leases outdoor advertising locations and boards along interstate and primary highways.




                              CAPITAL PROPERTIES, INC.
                              One Hospital Trust Plaza
                                      Suite 920
                           Providence, Rhode Island  02903
                                Phone (401) 331-0100

                                    June 30, 1995



          To the Shareholders of
          Capital Properties, Inc.:

          I regret to report to you the resignation for personal reasons earlier this week of Joseph R. DiStefano as President and as a director of Capital Properties, Inc. (the "Company"). Joe was affiliated with the Company and its predecessors for nearly thirty years and was instrumental in establishing the Company as the largest private landowner and lessor in Capital Center in downtown Providence. His services will be missed.

          At a special meeting held today the board of directors elected me to fill the vacancy on the board created by Joe's resignation, and I will serve as Chairman of the Board without compensation or director fees. My wife, Linda, and I are the owners of a majority of the outstanding common stock of the Company; I am an attorney and am Chairman of Providence and Worcester Railroad Company. My wife is Vice President of the Company and will continue in that office.

          The board also elected Barbara J. Dreyer, who has for many years served as Secretary, Treasurer and chief financial officer of the Company, as President and Treasurer, and Edwin G. Torrance and Stephen J. Carlotti, both partners in the Providence law firm of Hinckley, Allen & Snyder, as Secretary and Assistant Secretary, respectively. Messrs. Torrance and Carlotti will serve without compensation.

          I am confident that the Company's primary business, that of leasing its Capital Center parcels as that project continues to develop, will be ably administered by the officers and board of directors.

          I should also report to you, as recommended by the board and as permitted by the Company's articles of incorporation, my wife, Linda, and I, as the owners of a majority of the outstanding common stock of the Company, have voted our shares to effect three amendments to the Company's by-laws:

          1. To change the date for the annual stockholders meeting to the Tuesday preceding the last Wednesday in April of each year.

          2. To provide for the holding of quarterly board meetings on the day of the annual stockholders meeting and on the Tuesday preceding the last Wednesday in the months of July, October and January.

          3. To provide that special meetings of the board of directors may be called by the Chairman of the Board, the President, any Vice President or the Treasurer.





          To the Shareholders of
          Capital Properties, Inc.
          June 30, 1995

          Page Two


          The full texts of the amendments are available to any stockholder upon request.

          I appreciate your continuing confidence in Capital
          Properties, Inc.

                                     Very truly yours,


                                     /s/ Robert H. Eder
                                     Robert H. Eder
                                     Chairman of the Board